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                                                                  EXHIBIT 10.73



             AMENDMENT NO. 1 TO CONFIDENTIALITY, NON-COMPETITION AND
                             SEVERANCE PAY AGREEMENT

         THIS AMENDMENT NO. 1 TO CONFIDENTIALITY, NON-COMPETITION AND SEVERANCE PAYMENT AGREEMENT is entered into on February __, 1999 by and between AMERICAN HOMEPATIENT, INC., a Delaware corporation (the "Company"), and KATHEY PALMER, a resident of the State of Tennessee (the "Employee").

         WHEREAS, the parties have entered into that certain Confidentiality, Non-Competition and Severance Pay Agreement dated as of December 23, 1997 (the "1997 Contract"); and

         WHEREAS, the parties have entered into that certain Amendment No. 1 to the 1997 Contract, which Amendment is to be nullified hereby; and

         WHEREAS, the Company is currently involved in certain restructuring activities, but has agreed to continue the employ of the Employee, either directly or through a wholly-owned subsidiary; and

         WHEREAS, in connection with the Employee's continuing employment with the Company, the parties mutually desire to amend the 1997 Contract as stipulated herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in the 1997 Contract and made herein, the parties, intending to be legally bound hereby, agree as follows:

         1. That certain Amendment No. 1 to Confidentiality, Non-Competition and Severance Pay Agreement dated October 16, 1998 is hereby rendered null and void by mutual agreement of the parties.

         2. Clause B of Section 1 of the 1997 Contract is hereby modified by adding the following at the end of the clause:

            "Upon termination of employment, Employee will immediately deliver to Company all materials, including but not limited to documents, discs, computer software and copies thereof, containing confidential and/or proprietary information of Company, whether compiled or created by Employee or furnished to her."

         3. Clause F of Section 1 of the 1997 Contract is hereby modified by deleting the phrase "Section 1" and inserting in its stead "Sections 1 and 4."



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         4. Section 2.1 of the 1997 Contract is hereby deleted in its entirety and the following substituting in its stead:

            2.1 Termination by Company Following a Change in Control. In the event there is a "Change in Control" of the ownership of the Company, and the Company terminates Employee's employment within twelve (12) months following such Change in Control, the Employee shall be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of (i) her monthly base salary (not including incentive compensation or benefits) as in effect at the time of such termination multiplied by twelve (12), plus (ii) her monthly vehicle allowance (exclusive of gasoline and oil expense reimbursement) multiplied by twelve (12), plus (iii) the annual incentive compensation Employee received for performance during the Company's immediately preceding fiscal year, multiplied by a fraction, the numerator of which is the total number of full calendar months during which the Employee was employed by the Company during the Company's then current fiscal year prior to termination and the denominator of which is twelve (12). In addition, any earned but unpaid base salary and accrued vacation will be paid. The Company will also pay the COBRA administrative services company the COBRA premium attributable to Employee's medical and dental insurance benefits as such benefits were in effect immediately prior to termination, with payments beginning on the first day of the calendar month immediately following the date of termination and continuing until the earlier of (i) twelve
            (12) months after the date of termination, or (ii) the date on which Employee is eligible to receive, as an employee, independent contractor or agent, medical and/or dental insurance benefits from a third party. The Company will deduct from the lump sum severance payment to the Employee the standard employee portion of such COBRA premium as in effect on the date of termination for up to a twelve (12) month period. If Employee elects to discontinue COBRA for any reason before expiration of the twelve (12) month period and notifies the Company of the same in writing, the Company will thereafter refund to the Employee that portion of the deduction not attributable to the COBRA premium actually paid. The Company acknowledges that the Employee is entitled to her individual, vested account balance with respect to the Company's Stock Purchase Plan as the balance exists as of the date of termination of employment. Further, any stock options granted to the Employee will be fully vested upon a Change in Control, whether or not the Employee is terminated, notwithstanding any previously stated vesting restrictions, but subject to expiration or termination pursuant to the governing stock option plan.



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         5.    The following is hereby inserted as new Section 2.3 of the 1997
 Contract:

               2.4 Termination Without Cause Not Accompanied by a Change in Control. Although Employee has never raised an age discrimination issue, in order for this Agreement to embody a release of all claims as contemplated by both parties, federal law stipulates that the Employee specifically release any potential claims on the basis of age discrimination. Therefore, in consideration for such release and in addition to other considerations stipulated in this Agreement, the Company has agreed that in the event that Company terminates Employee's employment without cause, and there has been no Change in Control, Employee shall be entitled to receive a severance payment, earned but unpaid base salary, COBRA payments and vesting of stock options, all as and to the extent stipulated in Section 2.1. Termination without cause shall not include termination as a result of the following: termination for cause, resignation by Employee, or Employee's death or disability. "Cause" shall mean (i) if Employee engages in insubordination, malfeasance or misconduct, (ii) Employee being charged with or conviction of a felony offense or conviction of a misdemeanor involving moral turpitude, and (iii) material breach by Employee of her obligations under this Agreement. Notwithstanding the above, it is the intent of the Company at all times to comply with the Americans With Disabilities Act, the Family and Medical Leave Act and any other applicable federal and state employment laws.

         6.    The following is hereby inserted as new Section 3 of the 1997
 Contract:

               3. Compliance Programs. The Employee will at all times while employed with the Company comply fully with the Company's "Guidelines of Company Policies and Conduct" and any other compliance program, as such programs may be amended from time to time, and acknowledges that her obligations under such programs as an employee are contractual in nature.

         7.    The following is hereby inserted as new Section 4 of the 1997
 Contract:

               4. Releases; Covenant Not to Sue.

                  4.1 General Release. Employee hereby fully and forever
               releases the Company, its successors and assigns, affiliates, insurers, officers, directors, employees and agents, from any and all liability, causes of action, suits, damages, claims and demands whatsoever that




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               Employee may have and that arise from or relate in any way to her employment with the Company or the conduct of the Company's business through February 15, 1999.

                   4.2 ADEA Release. Employee specifically releases Company and the other related parties included in Section 4.1, from any claims based upon any law prohibiting discrimination on the basis of Employee's age including but not limited to the Age Discrimination in Employment Act ("ADEA"). Employee does not waive rights or claims under the ADEA that may arise after February 15, 1999.

                   4.3 Covenant Not to Sue. Employee covenants that she will not initiate or bring any proceeding, suit, claim, or administrative proceeding against the Company, its affiliates, agents, employees, officers, directors, successors and assigns arising out of or in any way related to her employment by the Company or the conduct of the Company's business prior to February __, 1999. Employee further covenants that she will not, without the Company's prior written consent unless required to do so by means of a valid court order or subpoena, cooperate with any person in the institution or prosecution of any such proceeding, suit, claim or investigation brought, initiated or conducted by any person against the Company, its affiliates, agents, employees, officers, directors, successors and assigns. Employee further covenants that she will notify the Company immediately in the event she is contacted by any person regarding any pending or contemplated proceeding, suit, claim or investigation involving the Company, its affiliates, agents, employees, officers, directors, successors and assigns.

      8.       The following is hereby inserted as new Section 5 of the 1997
Contract:

               5. Agreement is Voluntary and Knowing. Employee acknowledges she understands the terms and conditions of this Agreement. Employee has had the opportunity to discuss thoroughly all aspects of this Agreement with Employee's legal counsel and has been advised to do so by the Company. Employee is voluntarily entering into this Agreement, of her own free will, free of any coercion, pressure or duress. She is knowingly releasing Company in accordance with the terms contained herein. Employee further acknowledges that she is receiving consideration beyond anything of value to which she is already entitled. Should Employee ever attempt to challenge this Agreement, Employee will as a precondition return




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               to the Company all consideration provided to Employee hereunder.
               Employee will have up to twenty-one (21) days in which to consider this Agreement. After the execution of this Agreement, Employee will have an additional seven (7) days to revoke this Agreement. Therefore, this Agreement will become final on the eighth (8th) day after Employee has executed it. Notwithstanding anything to the contrary stated in this Agreement, the Company will not be required to make any payments or provide any benefits or other consideration to the Employee until this Agreement becomes final pursuant to the provisions of this Section 5.

         9. Sections 3 through 9 and Sections 11 and 12 of the 1997 Contract are hereby redesignated accordingly due to the insertions stipulated in paragraphs 6, 7 and 8 of this Amendment. Section 10 appearing in the 1997 Contract is hereby deleted.

         10.   The following is hereby inserted as new Section 15 to the 1997
Contract:

               15. Final Settlement. The parties declare that each has carefully read this Agreement, as amended, that each has reviewed its terms with each one's respective counsel, and that each agrees to it for the purpose of making a full and final adjustment and resolution of the matters addressed herein. Nothing in this Agreement is to be construed as an admission of any kind by either the Employee or the Company.

         11. Other than as expressly set forth herein, all terms and provisions of the 1997 Contract remain in full force and effect. This Amendment will be interpreted under, subject to and governed by the laws of the State of Tennessee and all questions concerning its validity, construction, and administration will be determined in accordance therewith.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. To Confidentiality, Non-Competition and Severance Pay Agreement as of the date first above written.


"EMPLOYEE"                                  "COMPANY"


                                            AMERICAN HOMEPATIENT, INC.



      /s/ Kathey Palmer  2/15/99            By:      /s/ Joseph F. Furlong, III
--------------------------------               --------------------------------
KATHEY PALMER
                                            Title: President and Chief
                                                  -----------------------------
                                                   Executive Officer
                                                  -----------------------------




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